Exhibit 99.2

February 28, 2005

Vesta Insurance Group, Inc.
3760River Run Drive
Birmingha, Alabama 35243

Attn: Hopson Nance

        Re:     Exchange of 12.5% Senior Notes due 2005 of Vesta Insurance Group, Inc.
                    held by Vesta Fire Insurance Corporation for shares of Affirmative
                   Insurance Holdings common stock held by Vesta Insurance Group, Inc.

Dear Hopson:

        This letter will confirm the agreement between Vesta Fire Insurance Corporation (“Vesta Fire”) and Vesta Insurance Group, Inc. (“Vesta”) regarding the exchange of Vesta Fire’s beneficial interest in $5.2 Million principal amount of 12.5% Notes due 2005 CUSIP #925391AB02 (the “2005 Notes”) for shares (the “Exchange Shares”) of Affirmative Insurance Holdings, Inc.‘s common stock held by Vesta.

1.     Exchange of the 2005 Notes.

    (a)        On the terms and subject to the conditions of this Letter Agreement, Vesta Fire shall sell, transfer and deliver, or cause to be sold, transferred and delivered to Vesta, and Vesta shall accept from Vesta Fire, the 2005 Notes in exchange for the Exchange Shares (the “Exchange”).

    (b)        The number of Exchange Shares to be delivered to Vesta Fire by Vesta in the Exchange is 304,922, which number has been determined by dividing: (i) a number equal to the book value of the 2005 Notes as reported by Vesta Fire as of December 31, 2004 in its annual statement ($5,040,360) by (ii) a number equal to the closing price of Affirmative’s common stock on the date of this letter agreement ($16.53).

    (c)        Within five (5) business days of the date of this letter agreement (the “Settlement Date”), Vesta Fire shall deliver or cause to be delivered to the Depository Trust Company (“DTC”), any and all instructions or other documents which DTC may require pursuant to its depositary procedures to affect the transfer of the Notes to the following account: Morgan Keegan, DTC # 780, Further Credit to: Vesta Insurance Group, Inc., Account #60062791, so that DTC’s security position listing for the 2005 Notes will reflect the Exchange. On the Settlement Date, and upon receipt of confirmation that the Notes have been delivered into the foregoing account, Vesta shall promptly direct Equiserve, the transfer agent for Affirmative’s common stock, to make immediately available to Vesta Fire the Exchange Shares in accordance with DTC’s DWAC procedures.

2.     Governing Law And Forum Selection. THIS LETTER AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS WHICH MAY REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. ANY DISPUTE CONCERNING THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE RESOLVED BY ANY ALABAMA STATE COURT OR FEDERAL COURT SITTING IN BIRMINGHAM, ALABAMA, AND EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY ALABAMA STATE COURT OR FEDERAL COURT SITTING IN BIRMINGHAM, ALABAMA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT

3.     Counterparts. This letter agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts will together constitute but one and the same instrument. Delivery of any executed counterpart of a signature page by facsimile transmission shall be effective as a delivery of a manually executed counterpart of this letter agreement.

4.     Entire Agreement. This letter agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

5.     Assignment. Neither this letter agreement nor any of the rights, interests or obligations hereunder shall be assigned by Vesta or Vesta Fire without the prior written consent of the other.

        If the foregoing is in accordance with your understanding of our agreement, please sign where indicated below and deliver a copy of this Letter Agreement as provided for herein, whereupon this Letter Agreement shall represent a binding agreement between us.

Very truly yours,
VESTA FIRE INSURANCE CORPORATION By: /s/ Arthur J. Gonzales ———————————————— Name: Arthur J. Gonzales Title: Senior Vice President, General Counsel and Secretary

Accepted and agreed to as of the date first above written

VESTA INSURANCE GROUP, INC.,

By: /s/ John W. McCullough
————————————————
Name: John W. McCullough
Title: Vice President, Associate General
         Counsel and Assistant Secretary